Exhibit 10.3

WebMD Health Corp. 111 Eighth Avenue New York, NY 10011 212.624.3700 Phone

[Date]

[Name and Address of Indemnitee]

Re:	Priority of Advancement and Indemnification Obligations

Reference is made to that certain Indemnfication Agreement, dated as of the date hereof, by and between WebMD Health Corp. (the “Company”) and                     (“Indemnitee”), as the same may be amended from time to time (the “Indemnification Agreement”). All initially capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Indemnification Agreement.

The Company hereby acknowledges that, in addition to the rights to indemnification and/or advance of expenses for damages, judgments, liabilities, assessments, fines, penalties, amounts paid in settlement, fees, costs (including attorneys’ fees and costs) and other losses (“Losses”) provided to Indemnitee by the Company (the “Company Indemnification Obligations”) pursuant to the Indemnification Agreement and the Company’s certificate of incorporation and bylaws (the “Company Indemnification Documents”), Indemnitee may have certain rights of indemnification and/or advancement of expenses provided by, or insurance obtained by,                     (the “Employer”) or its affiliates other than the Company (the “Employer Indemnification Obligations”). In consideration of the mutual agreements herein contained, and other good and valuable consideration, including the agreement of Indemnitee to serve as director of the Company, the receipt and sufficiency of which is hereby acknowledged, all parties intending to be legally bound, hereby agree as follows:

1.	Company is Primary Obligor.

The Company hereby acknowledges and agrees that, with respect to the Company Indemnification Obligations, to the fullest extent permitted by law: (i) the Company is the indemnitor of first resort and has the primary obligation, and any Employer Indemnification Obligations and any insurer’s obligation to provide advancement or indemnification to Indemnitee under an insurance policy issued to the Employer or any affiliate thereof (other than the Company) for the same Losses are secondary, and (ii) the Company irrevocably waives and relinquishes (and covenants and agrees not to exercise) any claims or rights that it may now have or hereafter acquire against the Employer (or any affiliate thereof, other than the Indemnitee) that arise from or relate to the existence, payment, performance or enforcement of the Company Indemnification Obligations, including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Indemnitee against the Employer, whether such claim, remedy or right arises in equity or under contract, statute, common law or otherwise, including any right to claim, take or receive from the Employer, directly or indirectly, in cash or other property or by set-off or in any other manner, any payment or security or other credit support on account of such claim, remedy or right.

2.	Miscellaneous.

(a)	This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts entered into and performed entirely within such State.

(b)	This Agreement may be amended, modified, extended or terminated (and the provisions hereof may be waived) only by a written agreement specifically identified as such and signed by the Indemnitee and the Company. No oral amendment, modification or waiver of this Agreement shall be effective.

(c)	The Employer is and shall be considered an express third-party beneficiary of the rights of the Indemnitee hereunder and shall be entitled to enforce this Agreement to the same extent as the Indemnitee.

(d)	This Agreement may be executed in any number of counterparts and by each of the parties in separate counterparts, each of which when so executed will be deemed to be an original and all of which together will constitute one and the same instrument.

(e)	This parties hereto acknowledge that this Agreement is not intended to change the nature or type of Losses subject to the Company Indemnification Obligations and is intended to affect only the priorities for responsibility for indemnification and/or advancement of expenses for such Losses. Except as, and to the extent, expressly provided herein, the Company Indemnification Obligations remain unchanged by this Agreement.

Very truly yours, WEBMD HEALTH CORP.

By:
Name: Title:

ACKNOWLEDGED AND AGREED TO as of the date of this letter.

By:

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